EXHIBIT 21.1
SUBSIDIARIES OF DELTA AIR LINES, INC.
as of December 31, 2012

NAME OF SUBSIDIARY	JURISDICTION OF INCORPORATION OR ORGANIZATION
Aero Assurance Ltd.	Vermont
Comair Holdings, LLC	Delaware
Comair Services, Inc.	Kentucky
DAL Global Services, LLC	Delaware
Delta Air Lines and Pan American World Airways -Unterstutzungskasse GMBH	Germany
Delta Air Lines Dublin Limited	Ireland
Delta Air Lines Private Limited	India
Delta Private Jets, Inc.	Kentucky
Delta Sky Club, Inc.	Wisconsin
Epsilon Trading, LLC	Delaware
MIPC, LLC	Delaware
MLT Inc.	Minnesota
Monroe Energy, LLC	Delaware
Montana Enterprises, Inc.	Montana
New Sky, Ltd.	Bermuda
Northwest Airlines Charitable Foundation	Minnesota
Northwest Airlines, LLC	Delaware
NW Red Baron LLC	Delaware
Regional Elite Airline Services, LLC	Delaware
Segrave Aviation, Inc..	Minnesota
Tomisato Shoji Kabushiki Kaisha	Japan
None of Delta's subsidiaries do business under any names other than their corporate names, with the following exception:

▪	MLT Inc. conducts business as MLT Vacations Inc.